Exhibit 99.1

Swift Announces Department of Justice Contact

     PHOENIX—(BUSINESS WIRE)—September 3, 2004—Swift Transportation Co. Inc. (Nasdaq:SWFT) announced that an attorney with the U.S. Department of Justice has contacted the Company and Jerry Moyes seeking their cooperation with respect to issues that appear to relate to matters that are the subject of an inquiry by the Securities and Exchange Commission. The Company previously announced that the SEC is engaged in an informal investigation into certain stock trades, including selected Company repurchases and trades made by Mr. Moyes in 2004. Jerry Moyes is the Chairman and Chief Executive Officer of Swift. Swift and Mr. Moyes intend to cooperate with these agencies.

     Swift is the holding company for Swift Transportation Co. Inc., a truckload carrier headquartered in Phoenix. Swift’s trucking subsidiary operates the largest fleet of truckload carrier equipment in the United States with regional operations throughout the continental United States.

CONTACT: Swift Transportation Co., Inc., Phoenix Gary Enzor or Dave Berry, 602-269-9700

SOURCE: Swift Transportation Co., Inc.

     “Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding Swift Transportation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report or Form 10-K for the most recently ended fiscal year.